NEWS

FOR RELEASE: December 23, 2002

CHARTER COMMUNICATIONS, INC. REPORTS MANAGEMENT CHANGES;

UPDATES GUIDANCE FOR FOURTH QUARTER; AND TO IMPLEMENT CORPORATE COMPLIANCE PROGRAM

ST. LOUIS - Charter Communications, Inc. (Nasdaq:CHTR) today reported that, following a meeting of its Board of Directors, the Company has determined to make a number of changes related to its senior management. The Company also said it is proceeding with the re-audit of its 2000 and 2001 financial statements. The Company also presently anticipates the growth rate of fourth quarter revenue to be at or near the low end of its prior revenue guidance of 8 to 9%, and fourth quarter operating cash flow to be less than previous guidance. The re-audits of 2000 and 2001, as well as the audit of 2002 results, are expected to be completed in the first quarter of 2003. Accordingly, the Company is not planning to provide further specific guidance until the completion of its 2002 audit.

Margaret A. "Maggie" Bellville has been named Executive Vice President and Chief Operating Officer. In this capacity, Ms. Bellville will apply her more than 20 years of cable industry experience in operations, business development, marketing, and sales to Charter's business and strategy development efforts. Her expertise includes serving as a former Executive Vice President of Operations for Cox Communications, Inc., the nation's fourth- largest cable television company. Ms. Bellville's joining Charter was announced earlier this month. She succeeds David G. Barford, who had been placed on leave and is now being terminated . Mr. Barford had been Executive Vice President and Chief Operating Officer since July 2000.

Steven A. Schumm, Charter's Executive Vice President and Chief Administrative Officer, has been named interim Chief Financial Officer. Kent D. Kalkwarf, who had held the position of Executive Vice President and Chief Financial Officer since July 2000, is also being terminated. Mr. Schumm will serve in this interim capacity pending selection of a permanent Chief Financial Officer. He is a certified public accountant with a strong financial background having, among other things, been managing partner of the St. Louis office of Ernst & Young, where he worked for approximately 25 years.

The terminations of Messrs. Barford and Kalkwarf follow a review by the Company of various matters, including those relating to the previously disclosed Grand Jury investigation. The Company has been advised by the U.S. Attorney's office that no member of its Board of Directors, including the Chief Executive Officer, is a target of the investigation. The Company is actively cooperating with the investigation.

Carl Vogel, Charter's President and Chief Executive Officer, stated, "These actions with respect to the management changes and the re-audit of the Company's financials are necessary so that Charter Communications can move forward as we focus on building the Company for the future. Maggie Bellville will complement me in setting the course and direction for Charter as we strive to improve our operating metrics and financial performance in the future. Steve Schumm has served the Company in an executive capacity since 1998 and is completely familiar with Charter's business and accounting functions, and he understands the initiatives we are undertaking, both operationally and financially.

"The re-audits of the Company's 2000 and 2001 financial statements as well as the audit for 2002 will provide a clear picture of Charter Communications financial position. This picture will enhance both our ability and flexibility in moving the company forward, particularly with respect to our balance sheet.

"We are moving as rapidly as practicable to ensure that Charter is on the right track. We intend to take the appropriate corrective actions - both operationally and financially - as we undertake strategic initiatives to capitalize on Charter's sizable market share and industry-leading technology," Mr. Vogel said.

Mr. Vogel also indicated that, at the direction of the Company's Board of Directors, the Company will be instituting a rigorous corporate compliance program. This program will include the appointment of a corporate compliance officer, the establishment of a compliance hotline, and the adoption of a comprehensive expanded employee code of conduct. These measures are designed to ensure that the Company's employees, from top-to-bottom, will adhere to the highest standards.

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About Charter Communications

Charter Communications Inc., A Wired World Company(tm), is the nation's third-largest broadband communications company, currently serving approximately 6.7 million customers in 40 states. Charter provides a full range of advanced broadband services to the home, including cable television on an advanced digital video programming platform marketed under Charter Digital Cable® and high-speed Internet access marketed under the Charter Pipeline® brand. Commercial high-speed data, video and Internet solutions are provided under the Charter Business Networks(tm) brand. Advertising sales and production services are sold under the Charter Media(tm) brand. More information about Charter can be found at www.charter.com.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release are set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission or the SEC, and include, but are not limited to:

  our ability to grow revenues and cash flow by offering advanced products and services;

  our ability to achieve free cash flow;

  our ability to maintain and grow the number of our basic, digital and modem customers;

  the cost and availability of funding for anticipated capital expenditures for our upgrades, new equipment and facilities;

  availability of funds to meet payment obligations under our debt, either through cash from operations or further borrowings;

  our ability to support new advanced services through our plant technology upgrade;

  our ability to compete effectively in a highly competitive and changing environment;

  our ability to obtain programming as needed and at reasonable prices;

  our ability to continue to do business with and to use the intellectual property of existing vendors, particularly high-tech companies that do not have a long operating history;

  the results of the pending grand jury inquiry filed by the United States Attorney's Office for the Eastern District of Missouri, the pending informal, non-public SEC inquiry and the putative class action and derivative shareholders litigation against us;

  general business conditions and economic uncertainty or slowdown; and

  the effects of governmental regulation on our business and our ability to retain local franchises.

All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no obligation to update any of the forward- looking statements after the date of this news release to conform these statements to actual results or to changes in our expectations.

Contact:
David Andersen
Senior Vice President, Communications
314-543-2213
dandersen@chartercom.com